Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.

To Whom It May Concern:

            I, Al Zapanta, the undersigned, of Virginia, USA, hereby appoint R. Read Hudson and Nathan Hodne as my true and lawful attorneys in fact, giving to each individually the full power and authority to execute and file on my behalf all forms necessary for reporting my transactions in Tyson Food, Inc. securities to the Securities and Exchange Commission, including without limitation Forms 3, 4 or 5.

This power of attorney will continue until terminated by me in writing, or until I am no longer required to report my trading activity in Tyson Food, Inc. securities to the Securities and Exchange Commission.

                                                                                    //S/Albert C. Zapanta
                                                                                    Albert C. Zapanta

STATE OF Washington, DC
COUNTY OF ________

            Before me, the undersigned authority, on this day appeared Albert Zapanta, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that she executed the instrument for the purposes and consideration expressed in the instrument, as the act and deed of May 19, 2004.

            Given under my hand and seal of office on the 19th day of May, 2004.

                                                                                    //S/Gwendlyn D. Bowman, Notary Public

Gwendlyn D. Bowman, Notary Public